Summary of Loan Agreement entered into by and between Shenzhen BAK
Battery Co., Ltd. (“the Company”) and Shenzhen Hi-tech Industrial Park
Branch, Industrial Bank Co., Ltd (“the Creditor”) dated March 25, 2008

Main contents
➢	Contract number: Xingyinshen gaoxinqu (shouxin) duanjiezi NO.20080325001;
➢	Loan principal: RMB 50 million;
➢	Loan term: one year starting from the date the loan is provided;
➢	Interest rate: fixed at 7.47%;
■	Penalty interest rate for delayed repayment: 7.47% plus 30% *7.47%;
■	Penalty interest rate for embezzlement of loan proceeds: 7.47% plus 50% *7.47%;
➢	Purpose of the loan is to provide working capital for the Company;
➢	Advanced repayment of loan needs to be approved by Industrial Bank and Industrial Bank is entitled to charge the interest based on the agreed date in this contract;
➢
In the event of occurrence of the any of the following during the term of loan, Industrial Bank is entitled to demand repayment of loan principal before maturity and withdraw directly from any accounts of the Company for the repayment:

■	Delay in repayment of interest for the loan;
■	The Company suffers operation loss or sharp decline in operation;
■	Being involved in or threatened to be involved in lawsuit, arbitration or other legal disputes;
■	Providing untrue financial statements or information;
■	Embezzling loan (i.e. using loan proceeds for purposes other than what is agreed in the contract without the consent of the Creditor);
■	Refusing the examination or supervision of the Creditor on the Company’s operational and financial conditions, and refuse to provide relevant financial statements and information;
■	Great changes in management;
■	Occurrence of other instances which endanger the safety of the loan provided by the Creditor;
➢
Breach of contract penalties: correct the breach of contract in time limit; suspension of loan unprovided; terminate the loan agreement, demand prepayment of loan principal and interest before maturity; imposition of punitive interest incurred due to delayed loan; imposition of punitive interest for embezzlement of loan; imposition of plural interest for unpaid interest; withdraw from any accounts of the Company the loan principal and interest, if currency in the accounts is different from loan currency, the Creditor is entitled to withdraw from the accounts of the Company the amount of equivalent to the loan according to the current foreign exchange rate; indemnification for the Creditor’s expenses incurred due to demanding the loan principal and interest in case of litigation, etc.

Headlines of the articles omitted:
➢	Loan arrangement
➢	Interest clearing of the loan
➢	Payment of the loan
➢	Interest penalty of loan
➢	Guarantee of the loan agreement
➢	Rights and obligation of the Company
➢	Rights and obligations of the Creditor
➢	Breach of contract responsibility
➢	Validity
➢	Text
➢	Supplemental